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                                                                      EXHIBIT 23

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors and Shareholders
Port St. Lucie National Bank Holding Corp.:

     We consent to the use of our report incorporated herein. Our report refers to a change in the accounting for mortgage servicing rights to conform with Statement of Financial Accounting Standards No. 122.

                                          /s/ KPMG Peat Marwick LLP
                                          --------------------------------------

West Palm Beach, Florida
March 27, 1997